Exhibit 32(a)

TXU CORP.

Certificate Pursuant to Section 906

of Sarbanes – Oxley Act of 2002

CERTIFICATION OF CEO

The undersigned, C. John Wilder, Chairman, President and CEO of TXU Corp. (the “Company”), DOES HEREBY CERTIFY that:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 9th day of November, 2006.

/s/ C. John Wilder
Name:	C. John Wilder
Title:	Chairman, President and CEO

A signed original of this written statement required by Section 906 has been provided to TXU Corp. and will be retained by TXU Corp. and furnished to the Securities and Exchange Commission or its staff upon request.